Exhibit 5.1

[BEN ZVI KOREN LETTERHEAD]

December 30, 2004
To:
Top Image Systems Ltd.
2 HaBarzel St.
Ramat Hahayal,
Tel Aviv
Israel

Ladies and Gentlemen,

As Israeli counsel to Top Image Systems Ltd., an Israeli company (the “Company”) we refer to the Amendment no. 1 to Form F-3 on Form F-1 Registration Statement (the “Amended Registration Statement”) to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), on behalf of the Company, relating to: (i) 4,863,525 of the Company’s ordinary shares, NIS 0.04 par value per share (“Ordinary Shares”); and (ii) 1,262,188 Ordinary Shares of the Company issuable upon the exercise of warrants issued in connection with a Securities Purchase Agreement, dated June 10, 2004 (respectively the “Warrants” and the “Purchase Agreement”) (such shares to be referred to hereafter as “Warrant Shares”);

For the purpose of rendering this opinion, we have reviewed copies of such corporate records, agreements, documents and other instruments presented to us by the officers and representatives of the company.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied solely upon certificates or comparable documents of officers and representatives of the Company. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other to enter into and perform all obligations thereunder and have also assumed the due authorizations by all requisite action, corporate or other and due execution and delivery by such parties of such documents and the validity and binding effect thereof.

Based on the forgoing and subject to the qualifications stated herein:

We are of the opinion that: (i) the Ordinary Shares have been duly authorized for issuance and validly issued and are fully paid and non-assessable; and (2) Assuming no change in the applicable law or pertinent facts, the Warrant Shares, when issued and fully paid for in accordance with terms of the Warrants and the Purchase Agreement, and subject to payment of relevant taxes and/or duties upon issuance thereof, will be validly issued, fully paid and non assessable;

This opinion is subject to the following qualifications:

This opinion is based on the facts existing on the date hereof and of which we are aware without making any special investigation and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein.

We express no opinion as to any laws other than the laws of the State of Israel as the same are in force on the date hereof and we have not, for the purpose of giving this opinion, made any investigation of the laws of any other jurisdiction, including, without limitation, the laws of the State of New York and of the United States of America.

We render no opinion in relation to any representation made or given in the Registration Statement.

This opinion is furnished solely to you in connection with the Registration Statement and is not to be used, distributed, circulated, quoted or otherwise referred to for any other purpose without our express written permission.

We hereby consent to the filing of this opinion as an exhibit to the Company’s Amendment no. 1 to Form F-3 on Form F-1 Registration Statement relating to the issuance of the Ordinary Shares and Warrant Shares referred to herein. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Act.

Very truly yours Narda Ben Zvi, Advocate